ASSET PURCHASE AGREEMENT

           THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into effective July 1, 2003, on the one hand, by and between R. Eric Montgomery, an individual ("REM"), Oraceutical Innovative Properties LLC, a Delaware limited liability company ("OIP"), Oraceutical LLC, a Delaware limited liability company ("Oraceutical"), and Oraceutical Acquisition LLC, a Delaware limited liability company ("OAC") (REM, OIP, Oraceutical and OAC being referred to collectively as the "OIP Group") and, on the other hand, BriteSmile, Inc., a Utah corporation ("BriteSmile"), and BriteSmile Development, Inc., a Delaware corporation ("BDI") (BriteSmile and BDI being referred to collectively as the "BSML Group"). The BSML Group and the OIP Group are collectively referred to as the "Parties".

                                    RECITALS:

A. Oraceutical and BriteSmile are parties to a Consulting Agreement, dated November 27, 2002, a copy of which is attached hereto as Exhibit T, that automatically renewed on January 1, 2003, for a period of 12 months at a rate of $25,000 per month (the "Consulting Agreement").

B. BriteSmile has an exclusive license to OIP's light activated teeth whitening ("LATW") technology and LATW intellectual property in perpetuity, and a license to OIP's background rights for LATW.

C. REM is a member of the board of directors and a shareholder of BriteSmile and has substantial expertise in developing and commercializing certain HOC (as defined below) products.

D. The OIP Group has developed and holds United States and foreign Patents (as defined below) for certain Technology (as defined below) for HOC, including Technology with respect to which the OIP Group has filed applications for United States and foreign Patents.

E. Prior to or on the date hereof, the OIP Group has assigned to OAC certain Patents and related rights in HOC intellectual property which are implicated by an Agreement between BriteSmile and XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX (the "Side Agreement"), a copy of which is attached hereto as Exhibit A (and including all Background Rights, if any, as defined in the Consulting Agreement, which are within the scope of the Other Rights as defined in XXXXXXXXX XXXXXXXXXXX) (the "OAC IP") and which is more specifically described in Exhibit

* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

B attached hereto, pursuant to a Patent Assignment dated as of July 7, 2003 (the "OAC Patent Assignment"), a copy of which is attached hereto as Exhibit C.

F. On May 9, 2003, the Parties entered into a Binding Memorandum of Understanding (the "MOU") in which they agreed to use commercially reasonable efforts to cause BDI at Closing to (i) purchase all of the OIP Group's intellectual property, including Patents and other rights, which are for HOC, but excluding the OAC IP (the "BDI IP"), which BDI IP is more specifically described in Exhibit D attached hereto, (ii) enter into a consulting agreement with OIP (the "BDI Consulting Agreement") in replacement of the Consulting Agreement, and (iii) establish certain relationships with OAC, including rights in favor of BDI which will protect the existing and future interests of the BSML Group with respect to HOC pursuant to the terms and conditions of this Agreement, and, at the same time, OIP executed and delivered to BDI the Patent License Agreement attached hereto as Exhibit E in consideration of a payment by BDI of $750,000.00.

G. The Parties further desire that BDI acquire an exclusive license from OAC to certain patents in the Professional Field pursuant to the OAC Patent License Agreement attached hereto as Exhibit Q.

H. The Parties desire to enter into the transactions described in Recital F above, pursuant to the terms and conditions of this Agreement.

Therefore, in consideration of the mutual covenants and agreements contained herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS:

1.         Definitions

     1.1  "Act" shall mean the Securities Act of 1933, as amended. ---

     1.2 "Affiliate" shall mean with respect to a person or entity any other person or entity that directly or indirectly controls, is controlled by or is under common control with such person or entity.


* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

     1.3  "Assumed  Liabilities"  shall  have the  meaning  given  that  term in
          Section 2.2 below.

     1.4 "Base Recovery Amount" shall be the amount obtained by adding the Payment Shares Value to the Initial Cash Payment.

     1.5 "BDI Consulting Agreement" shall have the meaning given that term in Recital F above.

     1.6  "BDI IP" shall have the meaning given that term in Recital F above.

     1.7 "BDI Patent Assignment" shall mean that certain Patent Assignment Agreement from the OIP Group to BDI of all Patents for BDI IP, a copy of which is attached hereto as Exhibit F.

     1.8  "BTG" shall have the meaning given that term in Section 3.3 below.

     1.9 "Basket Amount" shall have the meaning given that term in Section 9.1(c) below.

     1.10 "Confidential  Information"  shall have the meaning given that term in
          Section 10 below.

     1.11 "Closing" shall be a meeting held on July 23, 2003, (or such later date as the Parties may mutually agree) the purpose of which shall be to consummate the transactions which are described herein.

     1.12 "Closing Date" shall be the date on which the Closing occurs.

     1.13 "Common Stock" shall mean BriteSmile's Common Stock, $0.001 par value per share.

     1.14 "Consulting Agreement" shall have the meaning given that term in Recital A above.

     1.15 "Effective Date" shall be the date set forth in the opening first sentence of this Agreement, above.

     1.16 "Exchange Act" shall have the meaning given that term in Section 4.22 below.

     1.17 "Financial  Statements"  shall  have the  meaning  given  that term in
          Section 5.6 below.

     1.18 "HOC"  refers  to  human  oral  care  and  shall  mean,  specifically, compositions,  Treatments  (including the  application of light and/or heat), equipment, materials and any combination thereof, applied to any human oral cavity surface or tissue and intended for the diagnosis, mitigation, cure, treatment and/or prevention of an aesthetic or disease condition of the human oral cavity or tissue, including all and any other beneficial or cosmetic effects to the subject that such application may confer.

     1.19 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXX

     1.20 "Initial  Cash  Payment"  shall  have the  meaning  given that term in
          Section 3.1 below.

     1.21 "Increased Recovery Amount" shall mean the amount obtained by adding $1,000,000 to the Base Recovery Amount.

     1.22 "Insolvency Event" shall have the meaning given that term in Section 12 below.

     1.23 "Knowledge", "Know" or "Known" shall mean, (i) with respect to the OIP Group, the actual knowledge of REM as of the Effective Date and (ii) with respect to the BSML Group, the actual knowledge of the executive officers of BriteSmile.

     1.24 "LATW" shall have the meaning given that term in Recital B above.

     1.25 "Liens" shall mean any and all liens, security interests, licenses, encumbrances and other third party claims of any type, whether accrued, absolute or contingent, except for those matters disclosed in
          Exhibit I.

     1.26 "Loss" shall have the meaning given that term in Section 9.1(a) below.

     1.27 "Market Price" on any given date shall mean the last sale price of the Common Stock during regular trading hours of the Principal Trading Facility as reported by Bloomberg L.P.

     1.28 "Material Adverse Effect" shall mean any actual or potential cost or liability which would, individually or in the aggregate, materially and adversely affect financial conditions, results of operations, business interests or business prospects, as applicable.


* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

     1.29 "Membership Interests" shall mean all membership interests of all Class A Members of the OAC.

     1.30 "MOU" shall have the meaning given that term in Recital F above.


     1.31 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

     1.32 "OAC IP" shall have the meaning given that term in Recital E above.

     1.33 "OAC Patent Assignment" shall have the meaning given that term in Recital E above.

     1.34 "OIP Responses" shall have the meaning given that term in Section 3.5(d) below.

     1.35 "Original  Assets"  shall have the meaning  given that term in Section
          4.6 below.

     1.36 "Other Assets" shall have the meaning given that term in Section 4.6 below.

     1.37 "P&G Suit" shall have the meaning given that term in Section 8.1 (f) below.

     1.38 "P&G" shall have the meaning given that term in Section 3.5(a) below.

     1.39 "PSC" shall have the meaning given that term in Section 3.3 below.

     1.40 "PSC LOI" shall have the meaning given that term in Section 3.3 below.

     1.41 "Patents" shall mean all of the following:

          (a) all Letters Patent of the United States or any other country, and all applications for Letters Patent of the United States or any other country, which applications and Letters Patents are owned or controlled by the OIP Group at Closing and disclose and/or claim part or all of the Technology and the Related Technology, together with all Letters Patent which subsequently issue from such patent applications;



* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

          (b)  all   re-issues,   re-examinations,   continuations,   divisions,
               continuations-in-part, renewals or extensions thereof;

          (c) the patentable inventions of the OIP Group disclosed or claimed therein, including exclusivity regarding the right to make, have made, use, import offer for sale and/or sell (or license or otherwise transfer or dispose of) such inventions;

          (d) the right (but not the obligation) to prosecute such applications; and (e) the right to enforce (but not the obligation, except as otherwise provided in this Agreement) such Letters Patent and applications, and collect damages, if any, for infringement by any third parties which infringement occurred prior to or after the Closing.

     1.42 "Payment Shares" shall have the meaning given that term in Section 3.2 below.

     1.43 "Payment  Shares  Value"  shall  have the  meaning  given that term in
          Section 3.2 below.

     1.44 "Permitted Field" shall mean the non-HOC field of use.

     1.45 "Principal Trading Facility" shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock, it being acknowledged and agreed by the Parties that, as of the date hereof, the Principal Trading Facility is the Nasdaq SmallCap Market.

     1.46 "Prospective Customer Data" shall mean the list of names, addresses, phone numbers and other data known to the OIP Group regarding prospective Technology users and licensees.

     1.47 "Related Assets" shall mean the following: the Related Technology and Prospective Customer Data.

     1.48 "Related Technology" means all existing technology of the OIP Group for HOC and that relates to the development of the Technology or to the performance by the Technology of its intended functions or purposes, whether tangible or intangible, in any stage of development, including without limitation existing enhancements, derivative works, or continuations currently planned or in preparation, designs, improvements, inventions, works of authorship, trade secrets, formulas, processes, routines, subroutines, techniques, concepts, methods, ideas, research and lab notes, files, test data, research, specifications, concepts, work papers, and work product if any exists at Closing, all documentation and all rights of any kind in or to any of the foregoing, including without limitation all proprietary rights, trade secrets and Background Rights as defined in the Consulting Agreement.

     1.49 "Returns"  shall have the  meaning  given  that term in  Section  4.11 below.

     1.50 "SEC Reports" shall have the meaning given that term in Section 5.6 below.

     1.51 "Securities" shall have the meaning given that term in Section 4.19 below.

     1.52 "Shareholder" shall have the meaning given that term in Section 4.18 below.

     1.53 "Side Agreement" shall have the meaning given that term in Recital E above.

     1.54 "Taxes" shall have the meaning given that term in Section 4.11 below.

     1.55 "Technology" shall mean all aspects of the OIP Group's intellectual property and know-how for HOC.

     1.56 "Treatments" shall have the meaning given that term in Section 3.3 below.

     1.57 "Transferred Assets" shall mean the Technology, the Patents and the Related Assets, but excluding the OAC IP. Transferred Assets shall include any continuation-in-part patent application filed before or after Closing that claims priority to a patent application in the OAC IP that does not require a terminal disclaimer.

     1.58 All other initially capitalized terms shall have the meanings assigned to them in this Agreement.

2. Assignment and Sale.

           2.1 Assignment of Transferred Assets. Subject to the terms and conditions of this Agreement, the OIP Group hereby assigns and transfers to BDI, effective upon the Closing, all right, title and interest in and to the Transferred Assets, including without limitation all development, marketing, selling, distribution and other rights, including the right to sue and collect damages for infringement occurring before or after the Closing, free and clear of all Liens. OIP Group further agrees that it will cause OAC to grant BDI at Closing an exclusive license in the Professional Field pursuant to the OAC Patent License Agreement of even date herewith and attached hereto as Exhibit Q. Subject to the terms and conditions of this Agreement, the OIP Group agrees not to use, nor to facilitate the use by third parties of, the Transferred Assets (except to the extent in the public domain at the time of such use) for any purpose that would compete, directly or indirectly, with development, marketing or sales of any products derived therefrom, or to provide third parties with copies of the materials which constitute the Transferred Assets.

2.2 Assumed Obligations. BDI, effective as of the Closing, agrees to pay, perform and discharge all Patent prosecution and maintenance costs and fees for the BDI IP arising on or after the Effective Date. The foregoing obligations assumed by BDI are hereinafter referred to collectively as the "Assumed Liabilities." Except for the Assumed Liabilities, BDI shall not assume or have any responsibility for any liability, obligation or commitment of the OIP Group of any nature, whether now or hereafter existing and whether or not related to the Transferred Assets, and the OIP Group shall retain all such liabilities, obligations or commitments which are not Assumed Liabilities.

2.3        OAC Membership Interests.

                     (a) Upon the first to occur of full payment to the OIP Group of (i) the Increased Recovery Amount and all amounts due under
           Section 3.3, or (ii) (x) the Base Recovery Amount and all amounts due under Section 3.3 and (y) the date on which the rights of the OIP Group under Section 3.5(a) have expired, REM will convey to BDI all of the Membership Interests unless BDI instructs REM that it only desires to acquire fifty percent (50%) of the issued and outstanding Membership Interests. If BDI provides such instruction to REM, then REM shall promptly convey fifty (50%) of the issued and outstanding Membership Interests to BDI. Thereafter, promptly after written notice to REM given at any time, BDI may acquire the remaining Membership Interests for no additional consideration.

                     (b) Notwithstanding BDI's rights under Section 2.3(a), upon written notice from BDI after the XXXXXXXXXXXXXXXXXXX described in
           Section 3.3(a), REM will transfer to BDI fifty percent (50%) of the issued and outstanding Membership Interests.


* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

3. Payment by BDI to the OIP Group. In consideration for the acquisition of the Transferred Assets as set forth in Section 2.1and the other rights with respect to the OIP Group set forth below, BDI shall pay the amounts described in Sections 3.1, 3.2, 3.3 and 3.5 to the member(s) of the OIP Group described therein:

           3.1 Initial Payment. OIP shall be entitled to an initial cash payment in the amount of $1,750,000 (the "Initial Cash Payment"), $750,000 of which was paid by BDI to OIP on May 9, 2003, the receipt of which is hereby acknowledged by OIP, and $1,000,000 of which shall be paid to OIP at Closing. The Initial Cash Payment is recoverable by BDI in its entirety from the Recoveries, as more fully described in Section 3.5 below.


           3.2 Issuance of BriteSmile Common Stock. At Closing BriteSmile shall issue to REM 66,667 shares of restricted Common Stock (the "Payment Shares"). The value of the Payment Shares shall be determined by multiplying (i) 66,667 by
(ii) the average closing price of the Common Stock for the twenty (20) trading days immediately prior to the Closing Date (the "Payment Shares Value"). The Payment Share Value is recoverable by BDI in its entirety from the Recoveries, as more fully described in Section 3.5 below.

           3.3 Additional Payments. For a period of up to five years from the date of Closing, BDI agrees to pay to OIP five percent (5.0%) of world-wide net revenues (gross revenues reduced by returns, allowances, discounts and promotions) of the BSML Group for a whitening crayon or pen product and which is currently referred to as "BriteSmile To Go" (and regardless of the trademark(s) used) ("BTG") and one percent (1.0%) of world-wide net revenues (gross revenues reduced by returns, allowances, discounts and promotions) of all members of the BSML Group for LATW or other in-office or chairside whitening treatments ("Treatments") until (i) the aggregate of such payments, together with the Base Recovery Amount, equals $5,000,000, or (ii) if the rights of the OIP Group under
Section 3.3(a) are triggered, the aggregate of such payments, together with the Base Recovery Amount, equal $6,000,000. Revenues and all permitted reductions thereof shall be calculated using generally accepted accounting principles, consistently applied. If OIP has not received aggregate payments under this
Section 3.3 plus the Base Recovery Amount of $5,000,000, or $6,000,000 if the OIP Group's rights under Section 3.3(a) have been triggered, before five (5) years from the date of Closing, the balance will be due and payable at that time. The various installments of the amounts due under this Section 3.3 are payable in cash or Common Stock as described in Subsection 3.3(b) below.

                      (a) BDI shall pay OIP an additional $1,000,000 pursuant to the terms of this Section 3.3 after XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
           XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
           XXXXXXXXXXXXXXX This payment amount is recoverable in its entirety by BDI from the Recoveries, as more fully described in Section 3.5 below.

                    (i)                 XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                    (ii) BriteSmile and the OIP Group will jointly negotiate the termination of the Side Agreement concurrent with the negotiations pursuant to this Section. In the event (x) XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX or (y) upon full payment to the OIP Group of all amounts due under Sections 3.1, 3.2 and 3.3, at the option of BDI, OAC will grant BDI an irrevocable, royalty free, exclusive, world-wide license in perpetuity to such OAC IP as BDI may designate, which may include the right to sue third parties for infringement. Such license from OAC would require BDI to prosecute infringement litigation at its own expense and defend OAC to the extent OAC is named as a party in such litigation (XXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
               XXXXXXXXXXXXXXXXXX). OAC shall cooperate (not including any financial obligation on the part of OAC) with BDI as it shall



* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

               reasonably request, including consenting to being named as a party in any dispute relating to such infringement litigation.

               (b) The payments described in this Section 3.3 will be paid in cash, or at the option of BDI, up to fifty percent (50%) of any payment amount may be made in the form of Common Stock and the balance in cash; provided, however, that no payment(s) due the OIP Group may be paid in the form of Common Stock unless on the date the payment became due (and if paid late, also at the time the payment is made)
          (i) the Common Stock is publicly traded on a Principal Trading Facility, (ii) has a per share Market Price of at least $1.00, and
          (iii) the representations, warranties and covenants set forth in Sections 4.18 - 4.28 are true and correct. BriteSmile shall issue Common Stock pursuant to this Subsection 3.3(b), if any, to REM. All payments are due on a quarterly basis, 15 days after the close of BriteSmile's applicable fiscal quarter, and shall be accompanied by a report setting forth in commercially reasonable detail the volume of BTG sold and Treatments performed by each member of the BSML Group and each division thereof, to the extent the BSML Group records such information in the ordinary course of business, and the calculation of the amounts due under Section 3.3.

                     (c) The OIP Group shall have the right, upon ten (10) days prior written notice and during reasonable business hours, to have a certified public accounting firm chosen by the OIP Group and reasonably satisfactory to BDI examine all of BDI's records relating to any payments made pursuant to this Section 3.3. The OIP Group shall bear the cost of such inspection and audit. Such audits may be made no more frequently than once every twelve (12) months, unless the preceding audit revealed a material underpayment. All relevant records shall be kept available for at least two (2) years after the quarter to which they relate. If an audit shows that amounts were underpaid by more than 10%, BDI shall promptly pay the reasonable cost of the audit and the full amount of the underpayment plus interest at the prime rate quoted by Citibank on the last day of the time period audited.

                     (d) The OIP Group agrees not to enter into any agreement that would interfere with the ability of the BSML Group to make, have made, use, sell, offer for sale, or import BTG or any other HOC whitening crayon or pen product; provided, however, for the avoidance of doubt, the OIP Group covenants with BDI that any subsequent license or other agreement resulting from the Letter of Intent with Perfect Smile Corporation ("PSC") dated November 19, 2002 (the "PSC LOI"), a copy of which is attached hereto as Exhibit H, will be (i) formulation specific (i.e., water-based liquid or gel) and package specific; (ii) strictly limited to the specific device which is the subject of the PSC LOI; and (c) non-exclusive.

           3.4       [Reserved.]

           3.5 Interest in Recoveries. Subject to Subsections 3.5(c) and (d) below, BDI shall license or sublicense to and enforce against third parties any HOC intellectual property it acquires from the OIP Group (either directly or subsequently through its acquisition of membership interests in OAC), with the right to sue on and collect damages for Patent infringement, including infringements occurring prior to Closing. Subject to Subsection 3.5(e) below, BDI and OIP will each be paid fifty percent (50%) of the Recoveries from such licensing or enforcement activities, after payment of (i) any legal fees incurred for licensing or in prosecution of claims against third parties under the BDI IP and/or the OAC IP, (ii) any legal fees and other defense costs incurred in any action by a third party alleging that the Transferred Assets in the form commercialized as of the Effective Date infringe any patent, copyright, or other personal or proprietary right of the third party, to the extent that such fees and costs are not paid by the OIP Group pursuant to Section 9.1 below, and (iii) all BDI IP and/or OAC IP Patent and intellectual property prosecution and maintenance costs and fees from and after the Effective Date. Amounts payable as Recoveries to OIP shall be held in trust by BDI and paid promptly to OIP. "Recoveries" shall be defined and paid as follows:


               (a)                   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
          XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                     (b) "Other Recoveries" shall mean all Recoveries, including XXXXXXXXXXXX, received by BDI and/or OAC pursuant to BDI IP and/or OAC IP from any third party and shall be split fifty percent (50%) to BDI and fifty percent (50%) to the OIP Group; provided, that (i) the Increased Recovery Amount shall first be paid to BDI unless the additional $1,000,000 payment right under Subsection 3.3(a) has not been realized, in which case the Base Recovery Amount shall first be paid to BDI, and (2) should the $1,000,000 payment right under Subsection 3.3(a) subsequently be realized by the OIP Group, then BDI will recover the next $1,000,000 before the Parties again begin splitting Other Recoveries (this right in BDI to receive the Base


* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.

           Recovery Amount or the Increased Recovery Amount, as applicable, is not part of the 50/50 split and shall not constitute Other Recoveries).

                     (c) OAC and BDI agree to work together to evaluate whether current or future products may infringe OAC IP. Given that prompt decisions will be needed both in the licensing and enforcement areas, BDI will have responsibility for all licensing and enforcement activities after BDI and OAC reasonably determine that infringement of OAC IP may exist, and OAC shall otherwise cooperate (not including any financial obligation on the part of OAC) with BDI as BDI shall reasonably request. Should BDI form a suspicion that any product infringes OAC IP, OAC agrees to promptly cooperate with BDI in taking all commercially reasonable steps to license or sublicense to or enforce against potentially infringing third parties the applicable OAC IP. Specifically with respect to the Crest Whitestrips product, should BDI and OAC form a suspicion that such product infringes OAC IP, then it is the intention of OAC and BDI to achieve a financial settlement from P&G relating to Whitestrips under their current specifications and, in that regard, BDI and the OIP Group agree to restrict P&G to an efficacy improvement no greater than one (1) shade over the fourteen (14) day application regime for Whitestrips in order to facilitate concluding such a license, recognizing that OAC and BDI will participate in such Recoveries under this Section 3.5. Notwithstanding the foregoing, BDI reserves the right to sue P&G to seek to enjoin infringement, if any, and/or recover damages for infringement of the Transferred Assets, including infringement occurring and damages suffered prior to Closing.

                     (d) BDI shall license or sublicense HOC intellectual property it acquires from the OIP Group pursuant to the terms of this Agreement in its sole discretion. BDI's duty to prosecute material known or suspected infringement of the HOC intellectual property it acquires from the OIP Group pursuant to the terms of this Agreement shall be subject to the commercially reasonable judgment of BDI, considering all of its relevant commercial interests, at all relevant times. BDI shall have no duties to the OIP Group with respect to any non-material suspected or known infringement of the acquired HOC intellectual property. With respect solely to material suspected or known infringement, should BDI determine not to prosecute such infringement, then the OIP Group may request that BDI advise the OIP Group as to its reasons for making such a decision. BDI shall respond promptly to such a request. If the OIP Group believes that BDI's decision is not commercially reasonable, the OIP Group shall give BDI notice thereof stating in detail its reasoning (the "OIP Responses"). The Parties shall promptly thereafter meet and confer regarding the OIP Responses. If the Parties are unable to resolve the issues raised by the OIP Responses following such meeting1, the OIP Group may either (i) elect to prosecute such litigation solely at its own cost and expense and, in such case, the OIP Group shall retain all settlement or judgment proceeds, and indemnify the BSML Group against all claims asserted against any member of the BSML Group or costs incurred in such litigation, or (ii) submit any claim or controversy which is the subject of the OIP Responses to mediation in Boston, Massachusetts, pursuant to the Commercial Mediation Rules of the American Arbitration Association; provided, however, that all persons nominated to act as mediators of such claims or controversies shall be attorneys at law duly licensed to practice in Massachusetts. The unsuccessful party shall pay all costs of conducting the mediation, including the attorneys' fees and expert witness fees of the prevailing parties.

                     (e) Notwithstanding BDI's obligations under this Section 3.5, BDI shall have no obligation to defend any member of the OIP Group with respect to claims, counterclaims or cross-claims not relating to the validity or enforceability of the Patents (e.g. breach of contract).

4. The OIP Group's Warranties. Except as qualified by the statements contained in the Disclosure Schedule attached hereto as Exhibit I, each member of the OIP Group hereby jointly and severally represents, warrants, and covenants to each member of the BSML Group that the statements contained below are true, correct and complete as of the Effective Date and the Closing Date, as follows:

           4.1 Authority and Power. Each member of the OIP Group which is not a natural person is legally and validly formed, organized and existing. The OIP Group has all necessary rights and powers to enter into and perform according to the terms and conditions of this Agreement. The transfer of the Transferred Assets by the OIP Group to BDI pursuant to the BDI Patent Assignment, Bill of Sale and related instruments is valid and enforceable. Any and all action on the part of the OIP Group necessary for the authorization, execution, delivery and performance of this Agreement and any other agreements contemplated hereby has been taken. This Agreement and any other agreements contemplated hereby, when executed and delivered by the OIP Group, will constitute valid and binding obligations of the OIP Group enforceable in accordance with their respective terms.
--------
1 It is expressly acknowledged by the OIP Group that any decision by BDI not to prosecute material suspected or known infringement shall be deemed to be commercially reasonable if BDI's customary patent litigation counsel shall decline to prosecute such litigation for a reasonable contingent fee.

           4.2 No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) modify, breach or constitute grounds for the occurrence or declaration of a default under any material agreement by which the Transferred Assets may be bound or affected; (ii) result in the creation or imposition of (or the obligation to create or impose) any Lien on the Transferred Assets; or (iii) violate any law, regulation, order, judgment or decree of any court or governmental agency, except as to any violation which would not result in a Material Adverse Effect. The OIP Group is not subject to any order, writ, injunction, or decree of any court or any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign in respect of the Transferred Assets.

           4.3 No Third Party Agreements or Consents. Other than as explicitly stated in the Disclosure Schedule, (i) there are no contracts, agreements or understandings materially affecting the Transferred Assets, and (ii) no consent of any person not a party to this Agreement is required to be obtained on the part of the OIP Group to permit the consummation of the transactions contemplated by this Agreement (including without limitation the transfer to BDI of all right, title and interest in and to the Transferred Assets). Except as specifically provided herein, BDI shall not by virtue of any contractual arrangement between the OIP Group and any third party be obligated to provide to any such third party any copies of the Transferred Assets, or any modifications, enhancements or upgrades thereto or derivative works thereof or any other right or thing of value.

           4.4 No Litigation, etc. Other than as explicitly stated in the Disclosed Schedule, there is no litigation, arbitration or other proceeding (formal or informal) pending or, to the Knowledge of the OIP Group, threatened against or affecting the OIP Group or the Transferred Assets, the result of which could have a Material Adverse Effect on the Transferred Assets or BDI's ability to freely license, use, market and distribute the Transferred Assets; nor does the OIP Group Know or have reason to Know of any basis for the same. To the Knowledge of the OIP Group, there is no investigation (formal or informal), pending or threatened against or affecting the Transferred Assets.

           4.5 No Broker's Fees. The OIP Group has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement that may be imposed against BDI.

4.6 Title. The OIP Group has complete, good and marketable title (or rightful possession and ownership, as the case may be with respect to know-how and trade secrets) to all of the Transferred Assets which consist of the Patents and the Related Technology which are disclosed or claimed in the Patents (the "Original Assets"), and all of the Original Assets are transferred to BDI free and clear of any interests of other parties, Liens or restrictions on or conditions to transfer or assignment. To its Knowledge, the OIP Group has complete, good and marketable title (or rightful possession and ownership, as the case may be with respect to know-how and trade secrets) to all of the Transferred Assets which are not Original Assets (the "Other Assets"), and, to its Knowledge, all of the Other Assets are transferred to BDI free and clear of any interests of other parties, Liens or restrictions on or conditions to transfer or assignment.

4.7 Technology. To the Knowledge of the OIP Group, the Technology (except for the Technology which is disclosed in the Patents) has not been published in such a manner that any material part thereof has entered the public domain. The Technology is not the subject of any pending or threatened claim for breach of warranty or product liability Known to the OIP Group. Other than the Patents, the OIP Group has no issued Letters Patents, patent applications pending, or patent applications or continuations currently being prepared or under consideration that cover part or all of the Technology. Any proprietary information relating to the Transferred Assets has been treated as proprietary and confidential by the OIP Group. No party other than the OIP Group, the U.S. Patent and Trademark Office, certain foreign patent and trademark offices, and the BSML Group possesses any copy of all or part of the technical specifications for the Technology (except for the Technology which is disclosed in the Patents). Any copies of the Technology's technical specifications retained by the OIP Group after the Closing shall be used by the OIP Group solely for the purposes of this Agreement (including rights with respect to the Permitted Field) or under the BDI Consulting Agreement, and shall be treated with the strictest confidentiality to ensure that no part of the technical specifications is disclosed to any person not authorized by BDI.

4.8 Compliance with Laws. The OIP Group is in compliance with all statutes, laws, rules and regulations with respect to or affecting the ownership and use of the Transferred Assets except as to any failure of compliance which would not result in a Material Adverse Effect.

4.9 No Fraudulent Conveyance. After due inquiry and negotiation, the sale and purchase of the Transferred Assets is made in exchange for fair and equivalent consideration, and the OIP Group is not now insolvent and will not be rendered insolvent by the sale of the Transferred Assets under the terms of this Agreement. The transactions contemplated by this Agreement will not constitute a fraudulent conveyance or any act with similar potential consequences, or otherwise give any creditor of the OIP Group rights to any of the Transferred Assets.

4.10 Noninfringement, etc. The Original Assets (i) are original works of the OIP Group and, to the best of the OIP Group's Knowledge, do not violate any copyright, trade secret, trademark, Patent or other proprietary right of any third party; (ii) to the best knowledge of the OIP Group, were not created from nor will they incorporate at Closing any legally protected third party intellectual property that would prevent the BSML Group from exercising its rights in the Original Assets; except as has been disclosed in writing to BDI in the Disclosure Schedule, and (iii) are not subject to any third party royalty or other material obligations. To the Knowledge of the OIP Group, the Other Assets
(x) are original works of the OIP Group and do not violate any copyright, trade secret, trademark, patent or other proprietary right of any third party; (y) were not created from nor will they incorporate at Closing any legally protected third party intellectual property that would prevent the BSML Group from exercising its rights in the Original Assets; and (z) are not subject to any third party royalty or other material obligations. Other than the OIP Group, all persons developing or creating any part of the Original Assets either were acting as employees of the OIP Group or have executed agreements adequate to assign any interest they may have in their creation to the OIP Group. To the Knowledge of the OIP Group, other than the OIP Group, all persons developing or creating any part of the Other Assets either were acting as employees of the OIP Group or have executed agreements adequate to assign any interest they may have in their creation to the OIP Group. There are no existing, pending or, to the OIP Group's Knowledge, threatened, claims of infringement, misappropriation or disputed ownership by any third party relating to the Original Assets, and, to the Knowledge of the OIP Group, there is no basis for any such claim. To the Knowledge of the OIP Group, there are no existing, pending or threatened claims of infringement, misappropriation or disputed ownership by any third party relating to the Other Assets and there is no basis for any such claim.

4.11 Taxes and Audits. To the extent that a failure to do so would result in a Material Adverse Effect to the BSML Group or the Transferred Assets, (i) the OIP Group has timely filed all federal, state and other returns and reports ("Returns") relating to taxes or other governmental charges, obligations, filings or fees, including without limitation income, business, sales or use, employment, withholding and secondary or transferee liability for taxes and any related interest or penalties ("Taxes"); (ii) the OIP Group's Returns are true and correct and were completed in accordance with applicable laws; (iii) the OIP Group has paid all Taxes, if any, due and payable in connection with the OIP Group's business and its use and ownership of the Transferred Assets; (iv) the OIP Group has withheld all required amounts and paid such amounts to the appropriate governmental authority; and (v) there are no current Liens for Taxes and no pending or threatened audits, examinations, assessments, asserted deficiencies or claims for Taxes.

4.12 Accuracy of Due Diligence Materials. All documents provided to BDI by the OIP Group pursuant to or in connection with this Agreement, including due diligence materials, are true and accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to make the statement made, in light of the circumstances under which they are made, not misleading. To its Knowledge, the OIP Group has disclosed to BDI all materials or publications provided by third parties or otherwise in its possession or control which one with ordinary skill in the art would reasonably deem to be prior art with respect to any of the Patents which are the subject of the BDI Patent Assignment or the OAC Patent Assignment.

4.13 All HOC Intellectual Property. The HOC intellectual property transferred to BDI or OAC by the OIP Group pursuant to or in connection with this Agreement taken as a whole constitutes all Technology, Related Technology and Patents owned, controlled or licensed by them or any Affiliate of them. Upon consummation of the transactions contemplated at Closing, no member of the OIP Group, other than OAC under the OAC Patent Assignment, will be the owner of any Technology, Related Technology or Patents.

4.14 Insurance. There is no claim pending under any insurance policy by any member of the OIP Group with respect to the Patents, Technology or Related Technology.

4.15 Confidential Information and Invention Assignment Agreements. Other than as explicitly stated in the Disclosure Schedule, to the Knowledge of the OIP Group with respect to the Transferred Assets, no current or former employee, consultant or officer of the OIP Group or any of its predecessors (i) is in violation of an agreement with the OIP Group regarding confidentiality and proprietary information nor (ii) excluded works or inventions made prior to his or her employment from the scope of such agreements, such that said actions by any former employee, consultant or officer would have a Material Adverse Effect.

4.16 Patent Maintenance. Other than as explicitly stated in the Disclosure Schedule, to the OIP Group's best Knowledge, no act has been done or omitted to be done by the OIP Group, or any licensee thereof, which has had or could have the effect of impairing or dedicating to the public, or entitling any U.S. or foreign governmental authority or any other person to cancel, forfeit, modify or consider abandoned, any Patents, or give any person any rights with respect thereto. To the best of its Knowledge, the OIP Group's Patents are valid, enforceable and free of defects. The OIP Group has no Knowledge of any facts or claims which would cause any Patent to be invalid or unenforceable, nor has it received any notice that any person or entity may bring such a claim or a claim of interference or opposition. Notwithstanding the foregoing, any action that would constitute an abandonment of an issued U.S. Patent has not and will not have a Material Adverse Effect on the transferred Patents.

4.17 P&G Standstill. No member of the OIP Group did any act or omitted to do any act which had the effect of extending the Standstill Agreement, pursuant to the terms thereof, between P&G and certain members of the OIP Group, a copy of which attached hereto as Exhibit J, past June 30, 2003.

4.18 Investor Status. Each member of the OIP Group which will become a holder of Common Stock pursuant to the terms of this Agreement (the "Shareholder") is an "accredited investor" within the meaning of Section 501(a) of Regulation D under the Act.

4.19 Liquidity. Each Shareholder has adequate means of providing for his/its current needs and contingencies and has no need for liquidity in his/its investment in the Payment Shares, the net revenues interests described in
Section 3.3, or the Common Stock which may be issued pursuant to Section 3.3(b) (collectively, the "Securities"). Each Shareholder is capable of bearing the economic risk and the burden of the investment contemplated by this Agreement, including, but not limited to, the possibility of the complete loss of the value of the Securities, and the limited transferability of the Securities, which may make the liquidation of the Securities impossible in the near future.

4.20 Sole Party in Interest. Each Shareholder represents that he/it are the sole and true party in interest, and no other person or entity has or will have upon the issuance of the Securities beneficial ownership interest in the Securities or any portion thereof, whether direct or indirect (excluding any contractual right to payments based on the value of such Securities).

4.21 Investment Purpose. Each Shareholder is acquiring the Securities for his/its own account and for investment purposes, and not for the account or benefit of any other person or entity or for or with a view to resale or distribution.

4.22 Knowledge and Experience. Each Shareholder is experienced in evaluating and making speculative investments, and has the capacity to protect his/its interests in connection with the acquisition of the Securities. Each of the OIP Group has such knowledge and experience in financial and business matters in general, and investments in BriteSmile in particular, that he/it is capable of evaluating the merits and risks of his/its investment.

4.23 Disclosure, Access to Information. Each Shareholder confirms that he/it has received, read, and understands this Agreement, and that all documents, records, books and other information pertaining to his/its investment in BriteSmile requested by him/it have been made available for inspection and copying and that there are no additional materials or documents that have been requested by him/it that have not been made available. Each Shareholder further acknowledges that REM is a director of BriteSmile. Each Shareholder acknowledges that BriteSmile is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and he/it has reviewed or received copies of all such reports filed by BriteSmile with the SEC requested in writing by the Shareholder.

4.24 Exclusive Reliance on this Agreement. In making the decision to acquire the Securities, except as set forth in Section 5.13, each Shareholder has relied exclusively upon information included in this Agreement or incorporated herein by reference and BriteSmile's reports filed with the SEC and requested in writing by Shareholder, and not on any other representations, promises or information, whether written or verbal, by any person.

4.25 Advice of Counsel. Each Shareholder understands the terms and conditions of this Agreement, has investigated all issues to his/its satisfaction, has consulted with such of his/its own legal counsel or other advisors as he/it deems necessary, and is not relying, and has not relied on the BSML Group for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby.

4.26 Certain Risk Factors. Each Shareholder has been informed about and fully understands that there are risks associated with an investment in BriteSmile and the Securities, including those disclosed in documents filed by BriteSmile with the SEC pursuant to the Exchange Act.

4.27 Manner of Sale. At no time was any member of the OIP Group presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

4.28 Restricted Securities. Each Shareholder understands and acknowledges that the Securities have not been registered under the Act, or any state securities laws, and that they will be issued in reliance upon certain exemptions from the registration requirements of those laws, and thus cannot be resold unless they are registered under the Act or pursuant to a resale transaction in accordance with Rule 144 under the Act, or pursuant to another available exemption from registration. Except in connection with a resale transaction pursuant to a registration statement or Rule 144, it shall be a condition to such transfer that BriteSmile has first received an opinion of competent securities counsel that registration is not required for such resale. In connection with a resale pursuant to Rule 144, the seller shall provide BriteSmile with such information and certificates as BriteSmile reasonably requests to establish the availability of such rule. With regard to the restrictions on resales of the Securities, each Shareholder is aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144, (ii) that BriteSmile will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any Securities; and (iii) that a restrictive legend will be placed on certificates representing the Securities which legend will read substantially as follows:

           THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN REGISTERED UNDER THE ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT COMPLIANCE WITH THE PROVISIONS OF RULE 144 UNDER THE ACT, COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

5. Representations and Warranties of BriteSmile and BDI. Each member of the BSML Group jointly and severally represents and warrants to the OIP Group that the statements contained below are true, correct and complete as of the Effective Date, the Closing Date and on each date that BriteSmile issues Securities to any Shareholder pursuant to the terms and conditions of this Agreement, as follows:

           5.1 Organization. BriteSmile is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. BDI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

           5.2 Authorization of Transaction. The BSML Group has full power and authority (including full corporate power and authority) to execute and deliver the documents to be delivered by it and to perform its obligations thereunder. Without limiting the generality of the foregoing, the respective boards of directors of the BSML Group have duly authorized the execution, delivery, and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the BSML Group, enforceable in accordance with its terms and conditions.

           5.3 Noncontravention. Neither the execution and the delivery of the documents to be delivered at closing by the BSML Group, nor the consummation of the transactions contemplated thereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the BSML Group is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the BSML Group is a party or by which it is bound or to which any of its assets are subject. The BSML Group does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

5.4 Brokers' Fees. The BSML Group does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the OIP Group could become liable or obligated.

5.5 Capitalization. The authorized capital stock of BriteSmile consists of 50,000,000 shares of Common Stock. As of May 13, 2003, 2,429,940 shares of Common Stock were issued and outstanding. All of the outstanding shares of Common Stock are, and the Securities will be, when paid for and issued, duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights. The authorized capital stock of BDI consists of 1,000,000 shares of common stock, par value $0.001 per share, and 100,000 shares of preferred stock, par value $0.001 per share. As of the date hereof, 100,000 shares of common stock of BDI are issued and outstanding and held of record by BriteSmile. All of the outstanding shares of common stock of BDI are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights.

5.6 SEC Reports; Financial Statements. BriteSmile has filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) ("SEC Reports") required to be filed with the SEC since January 1, 2000. The SEC Reports (including but not limited to any financial statements or schedules included or incorporated by reference therein and all of which are incorporated by reference herein in their entirety) (i) at the time they became effective, in the case of registration statements, or when filed, in the case of any other SEC Report, complied in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and
(ii) do not (except to the extent revised or superseded by a subsequent filing with the SEC) and did not at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Reports (the "Financial Statements") present fairly the financial position of the BriteSmile at such dates and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements, except that (i) the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments (which in the aggregate are not material in amount) and (ii) the quarterly financial statements do not contain all the footnote disclosures required by generally accepted accounting principles. Since December 31, 2002, except for matters described in the SEC Reports, BriteSmile and its subsidiaries have conducted their respective businesses and operations consistent with past practice only in the ordinary and usual course.

5.7 Litigation, Etc. Except as disclosed in the SEC Reports, there are no (a) suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations or other controversies pending, or to the Knowledge of the BSML Group threatened, or as to which the BSML Group has received any notice, claim or assertion, or (b) obligations or liabilities (other than obligations and liabilities arising in the ordinary course of business), whether accrued, contingent or otherwise, which, in either case (a) or (b) involve a potential cost or liability to the BSML Group which would singly or in the aggregate, have a Material Adversely Effect on the financial condition, results of operations, business or prospects of the BSML Group. Neither BriteSmile nor BDI is in default or has Knowledge of facts which could result in a default with respect to any order, writ, injunction or decree of any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign affecting or relating to either of them which is material to the financial condition, results of operations or business of the BSML Group.

5.8 Regulatory Compliance. BriteSmile and BDI are currently operating in compliance in all material respects with all laws, rules, regulations, orders, decrees, licenses or permits applicable to them or to their businesses. Neither company has received any notice from the FDA or any other governmental agency or authority of any noncompliance by either of them with any law, rule, regulation, order, decree, license or permit applicable to them or their businesses or properties and which is material to the financial condition, results of operations or business of the BSML Group.

5.9 Articles of Incorporation and Bylaws. Copies of the Articles of Incorporation and Bylaws of BriteSmile and BDI as amended to date have been provided or made available to the OIP Group and are complete and correct. Neither BriteSmile nor BDI is in default under or in violation of any provisions of their respective articles of incorporation or bylaws.

5.10 Product Liability. Except as may be disclosed in the SEC Reports, neither BDI nor BriteSmile has received any notice, claim or assertion regarding an actual or alleged liability of BriteSmile or BDI with respect to any of their products, an adverse determination of which would be material to the financial condition, results of operations or business of the BSML Group.

5.11 OEM Relationships. Except as may be disclosed in the SEC Reports, neither BriteSmile nor BDI has received any notice, claim or assertion from or with respect to any OEM party regarding any intention of such OEM party to either discontinue its relationship with BriteSmile or BDI or develop or market products in competition with BriteSmile or BDI.

5.12 Patents and Proprietary Rights. Except as may be disclosed in the SEC Reports, neither BriteSmile nor BDI has reason to believe or has received any notice, claim or assertion that any of their Patents or proprietary rights infringes upon or otherwise violates the Patents or proprietary rights of any other party.

5.13 Unincorporated Documents or Materials. With respect to any document or other materials received by the OIP Group from the BSML Group or its representatives which are not incorporated herein by reference, (i) neither BriteSmile nor BDI has reason to believe any of such documents and materials contain material misstatements or omissions, and (ii) such documents and materials were prepared by BriteSmile or BDI or their representatives using due care.

5.14 Information. To the best Knowledge of BriteSmile and BDI, the information concerning them set forth in or incorporated by reference in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.15 Nasdaq Listing. BriteSmile shall promptly make appropriate filings under the rules of The Nasdaq Stock Market, Inc. in order that the Common Stock to be issued in connection with this Agreement will be authorized for listing on the Nasdaq SmallCap Market, subject to Notice of Issuance.

5.16 Taxes. To the extent that a failure to do so would result in a Material Adverse Effect to REM, (i) the BSML Group has timely filed all Returns relating to Taxes; (ii) the BSML Group's Returns are true and correct and were completed in accordance with applicable laws; (iii) the BSML Group has paid all Taxes, if any, due and payable in connection with the BSML Group's business; (iv) the BSML Group has withheld all required Tax amounts and paid such amounts to the appropriate governmental authority; and (v) there are no current Liens for Taxes and no pending or, to the Knowledge of the BSML Group, threatened audits, examination, assessments, asserted deficiencies or claims for Taxes.

6. Deliveries. At or before the Closing, the OIP Group shall deliver the following items to BDI:

6.1        OIP Group Deliveries:

(a)        the BDI Patent Assignment in the form attached hereto as Exhibit F;

(b)        the OIP Group Disclosure Schedule in the form attached hereto as
           Exhibit I;

(c)        a Bill of Sale in the form attached as Exhibit K;

(d) a CD containing detailed descriptions and formulas for the Related Technology for the BDI IP conceived during or after 1996 sufficient for one skilled in the art to reproduce such Related Technology for the BDI IP;

(e)        a copy of the fully executed OAC Patent Assignment;

(f) a copy of the fully-executed organizational documents for OAC, including the Operating Agreement in the form attached hereto as Exhibit L;

(g) a copy of the fully executed assignments by the OIP Group to OAC of the licenses and rights described in Exhibit M attached hereto;

(h) a copy of the fully executed assignment by the OIP Group to OIP of intellectual property for the Permitted Field, in the form attached hereto as Exhibit N;

(i) a copy of minutes or other appropriate documents, signed by the manager of OAC, OIP, Oraceutical and any other member of the OIP Group which executes or delivers any instrument or agreement at or in connection with the Closing, approving this Agreement and authorizing representatives of such entities to enter into and perform this Agreement or such instruments or agreements required by this Agreement at or in connection with the Closing;

(j) the BDI Consulting Agreement fully executed by BDI in the form attached hereto as Exhibit O;

(k) the OAC Patent License Agreement in the form attached hereto as Exhibit Q;

(l) the opinion of counsel for the OIP Group regarding the PSC LOI in the form attached hereto as Exhibit P;

(m) such other documents and instruments as may be necessary to completely sell, assign and transfer the Transferred Assets to BDI; and

(n) any other items required to be delivered by the OIP Group to BDI prior to the Closing pursuant to this Agreement.

     6.2 BSML Group Deliveries. At or before the Closing, the BSML Group shall deliver the following items to the OIP Group:

(a) the Registration Rights Agreement in the form attached hereto as Exhibit R;

(b) the BriteSmile Guaranty in the form attached hereto as Exhibit S;

(c) the payment due at Closing described in Section 3.1 and the Payment Shares; and

(d) such other documents or instruments as the BSML Group is required to deliver at or prior to Closing.

7. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the Effective Date and the earlier of either the termination of this Agreement or the Closing.

           7.1 General. Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

           7.2 Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by the Agreement.

           7.3 Operation of Business. Except with the written consent of the BSML Group (which may be withheld, delayed or conditioned), the OIP Group will conduct the business in a reasonable manner in accordance with past practices, and will use its commercially reasonable best efforts to preserve its existing business and relationships with its employees, customers, suppliers, and others, to preserve and protect the Transferred Assets, and to conduct its business in compliance with all applicable laws and regulations. During that period, the OIP Group will not make any divestitures of Transferred Assets and will not create any Liens with respect to any of the Transferred Assets, or any other rights, or interests that are subject to this Agreement.

           7.4 Access. The OIP Group will permit representatives of BDI upon notice received at least one (1) business day in advance to have reasonable access at during regular business hours, and in a manner so as not to interfere with the normal business operations of the OIP Group, to all properties, personnel, books, records (including Returns), contracts, and documents of or pertaining to the BDI IP and/or the OAC IP.

           7.5 Notice of Developments. The OIP Group will give prompt written notice to BDI any development, event or circumstance that would result in a

Material Adverse Effect or cause a failure of any of the conditions set forth in
Section 8 hereof. No disclosure by the OIP Group pursuant to this Section 7.5, however, shall be deemed to prevent or cure any misrepresentation or breach of warranty.

7.6 Disclosure Schedule Supplements. From the Effective Date until the Closing, the OIP Group shall amend and supplement the Disclosure Schedule attached hereto as Exhibit I on such date or dates, if any, as may be necessary to keep the disclosures made therein and in the representations and warranties made herein true, accurate and complete in all material respects.

8. Conditions to Obligation to Close.

           8.1 Conditions to Obligation of the BSML Group. The obligation of the BSML Group to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                     (a) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing except for breaches, inaccuracies and omissions which have neither had nor reasonably would be expected to have a Material Adverse Effect;

                     (b) the OIP Group shall have performed and complied with all of its covenants set forth in this Agreement in all material respects through the Closing;

                     (c) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                     (d) each of the deliveries required to be made by the OIP Group pursuant to Section 6 shall be fully completed, including the due execution where required of all documents to be executed by any member of the OIP Group;

                     (e) the boards of directors of the BSML Group and the audit committee of BriteSmile shall have approved the execution, delivery and performance of this Agreement;

(f) the OIP Group shall have paid or agreed to accept responsibility for all operating expenses and charges incurred in the ordinary course of business through the Closing relating to the Transferred Assets; and

                     (g) REM, Oraceutical and IDEX shall have entered into a representation agreement with Niro, Scavone, Haller & Niro for the defense of P&G vs. Oraceutical, et al. Civil No. C-1-03-433 (the "P&G Suit").

The BSML Group may waive any condition specified in this Section 8.1 if it executes a writing so stating at or prior to the Closing.

           8.2 Conditions to Obligation of the OIP Group. The obligation of the OIP Group to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing except for breaches, inaccuracies and omissions which have neither had nor reasonably would be expected to have a Material Adverse Effect;

(b) each of the deliveries required to be made by the BSML Group pursuant to Section 6 shall be fully completed;

(c) the BSML Group shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(d) there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and

(e) BDI and BriteSmile shall have entered into a representation agreement with Niro, Scavone, Haller & Niro for the defense of the P&G Suit.

The OIP Group may waive any condition specified in this Section 8.2 if it executes a writing so stating at or prior to the Closing.

9.         Indemnification

9.1        Indemnification by the OIP Group.

               (a) Duty to Indemnify. The OIP Group agrees to indemnify and hold the BSML Group and its Affiliates harmless from all claims, losses, liabilities, damages, deficiencies, costs, penalties, interest and expenses, including reasonable attorneys' fees and expenses of investigation (each a "Loss") incurred by the BSML Group or any of its Affiliates relating to or resulting from (i) any material breach of a representation or breach of any warranty of the OIP Group, or failure by the OIP Group to perform or comply with any covenant that is contained herein or in any exhibit or other document delivered in connection with this Agreement by the OIP Group or its representatives; (ii) any claim or action by any third party which is or was in privity with any member of the OIP Group questioning the validity of, claiming any interest in or seeking to rescind the OIP Group's transfer of any Transferred Assets to BDI; (iii) except for Assumed Liabilities, any liabilities, obligations or commitments of, or claims against, the OIP Group, or against or involving any of the Transferred Assets arising out of any act or omission of the OIP Group prior to Closing; or (iv) any successful claim of infringement of any third party patent, copyright or other personal or proprietary right relating to the Transferred Assets in the form commercialized as of the Effective Date and transferred by the OIP Group to BDI. As used in the preceding sentence, a successful claim of infringement is a final and unappealable decision of a U.S. federal court holding that such Transferred Assets in the form commercialized as of the Effective Date infringed such third party patent, copyright or other personal or proprietary right and that such third party patent, copyright or other personal proprietary right is valid and enforceable. It is understood and agreed that any product, material, method, equipment or the like that incorporates or embodies any of the Transferred Assets is not "in the form commercialized as of the Effective Date and transferred by the OIP Group to BDI" if (x) it further includes or is used in combination with other technology, provided that the infringement involves the combination or the other technology, or (y) is a particular embodiment of a product, material, method, equipment or the like (as the case may be) not specifically disclosed in the Transferred Assets. It is understood and agreed that, as between the OIP Group and the BSML Group, the BSML Group is solely responsible for testing and assuring the safety and efficacy (including, e.g., by conducting appropriate clinical trials) of any and all products, materials, methods, equipment and the like marketed, used, sold, distributed or otherwise commercialized by any member of the BSML Group and, therefore, no member of the OIP Group will have any obligation hereunder with respect to any Loss caused by a lack of safety or efficacy.

                     In no event shall the OIP Group be liable for, or subject to indemnification obligations for, any Loss to the extent it arises out of modifications, extensions or other changes to the Technology or other Transferred Assets made by BDI, or to the extent it arises out of applications of the Technology or other Transferred Assets in areas outside of the HOC field of use.

                     (b) Term of Indemnification. The OIP Group shall not have any liability under Section 9.1 for any claim made by any member of the BSML Group of which notice is given after the expiration of three
           (3) years from the Closing Date; provided, however, that (i) nothing in this Section 9.2 shall limit the obligations of the OIP Group under Subsections 9.1(a)(ii) and (iii), which shall survive the Closing Date without limitation, and (ii) the representations and warranties set forth in Section 4.17 through 4.27 shall survive each issuance of Securities for three (3) years.

                     (c) Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Section 9.1, the obligations of the OIP Group to provide indemnification pursuant to Section 9.1 shall not arise unless and until the amount of Losses exceeds $25,000 (the "Basket Amount") in the aggregate, whereupon the BSML Group shall be entitled to receive indemnity payments in the aggregate amount by which all such Losses exceed the Basket Amount.

9.2        Indemnification by the BSML Group.

                     (a) Duty to Indemnify. The BSML Group agrees to indemnify and hold the OIP Group and its Affiliates harmless from all Losses incurred by the OIP Group or any of its Affiliates relating to or resulting from any breach of a representation or warranty of the BSML Group, by the BSML Group.

                     (b) Term of Indemnification. The BSML Group shall not have any liability under Section 9.2 for any claim made by any member of the OIP Group of which notice is given after the expiration of two
           (2) years from the Closing Date.

                     (c) Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Section 9.2, the obligations of the BSML Group to provide indemnification pursuant to Section 9.2 shall not arise unless and until the amount of Losses exceeds the Basket Amount in the aggregate, whereupon the OIP Group shall be entitled to receive indemnity payments in the aggregate amount by which all such Losses exceed the Basket Amount.

10. Confidentiality. The OIP Group acknowledges that, after the Effective Date, the Transferred Assets will constitute proprietary and confidential information of BDI ("Confidential Information"), and agrees that it will not use or disclose such Confidential Information to any third party without the prior written consent of BDI; provided, however, that the foregoing restriction shall not apply to any portion of the Confidential Information which (i) is or becomes generally available to the public in any manner or through no fault of the OIP Group or its employees, agents or representatives, or (ii) is released for disclosure with BDI's prior written consent, or (iii) is required by a court or a governmental agency to be disclosed or is otherwise required by law, or is necessary in order to establish rights under this Agreement; provided, that, with respect to clause (iii) above, the OIP Group shall first notify BDI of such required disclosure and shall take such steps as BDI shall reasonably request to limit the scope of such disclosure and otherwise protect the confidentiality of the Confidential Information. Subject to the disclosure requirements applicable to BriteSmile under the federal securities laws and to both Parties with respect to existing agreements and/or in connection with legal proceedings, the terms and conditions of this Agreement shall be considered confidential and shall not be disclosed (except to each Party's attorneys and accountants on a need-to-know basis) without the prior written consent of the other Parties, except to the extent reasonably necessary for purposes of this Agreement or in order to fulfill obligations under this Agreement. It is understood and agreed that any disclosure or use of any Confidential Information in violation of this Section 10 would cause BDI irreparable harm, for which monetary damages would not be an adequate remedy and that BDI shall be entitled to specific performance and injunctive relief, in addition to other remedies available at law.

11. Other Matters.

     11.1 BDI Governance. BDI agrees to appoint REM to the BDI board of directors at Closing.

           11.2 Additional Information. After the Closing and for no additional consideration to the OIP Group, the OIP Group shall provide to BDI such additional information concerning and relating to the Transferred Assets as BDI shall reasonably require in order to obtain detailed descriptions and formulas for the Related Technology for the BDI IP sufficient for one skilled in the art to reproduce such.

11.3 Manufacturing Rights. Subject only to thirty (30) days prior written disclosure to BDI of the third party and product to be manufactured, there shall be no restrictions on the OIP Group to manufacture products in the HOC field (or any other fields) for third parties. There shall be no restrictions on the rights of the OIP Group to manufacture products in the Permitted Field.

11.4 OIP License to BDI. To the extent required by the BSML Group to conduct any activities in the HOC field, OIP shall grant BDI a irrevocable, perpetual, royalty free, non-exclusive, world-wide license for any OIP intellectual property to make, have made, use, sell, offer for sale and import any products and services in the HOC field.

11.5 Mouthwash Royalty. BriteSmile's obligation to pay OIP a royalty on sales by the BSML Group of the mouthwash product developed by OIP shall cease after the Closing Date.

11.6 Future License to OIP in the Permitted Field. At any time following the Closing a member of the OIP Group may bring to the attention of BDI by written notice, an opportunity to commercially exploit any of the Transferred Assets, either alone or in combination with other technology, in the Permitted Field. If BDI either expressly declines to license the subject Transferred Assets for such commercial exploitation or fails to do so within a reasonable time period (such time period in any event not to exceed ninety (90) days after the date of BDI's receipt of the written notice unless agreed otherwise by BDI and the OIP Group member at that time), then the OIP Group member in question shall be entitled to an immediate and automatic royalty free grant of rights and license under the subject Transferred Assets sufficient for such commercial exploitation in the Permitted Field. The OIP Group shall have the right, but not the obligation, to take legal action with respect to any infringement of Transferred Assets in the Permitted Field, at its own expense. If the OIP Group chooses to take such action, all costs associated with any such action, including those of defending any member of the BSML Group which may be named as a party in such action, shall be borne by the OIP Group. BDI shall cooperate (not including any financial obligation on the part of BDI) with the OIP Group as it shall reasonably request, including consenting to being named as a party in any dispute relating to infringement in the Permitted Field.

11.7 Modification of Technology. If there is any claim or threatened claim for infringement of a third party proprietary right by the Technology in the form commercialized as of the Effect Date and transferred by the OIP Group, each Party agrees to negotiate reasonably with the others to modify such Technology so that it becomes non-infringing. There shall be no additional consideration due the OIP Group for such efforts provided by it. Any modified version of the Technology must be acceptable to BDI.

12. Bankruptcy Provisions. The OIP Group is hereby granted an option to acquire BDI's rights in and to OAC in the event of a bankruptcy filing, appointment of a trustee or receiver or other similar insolvency event for BDI (each, an "Insolvency Event") if more than $1,000,000 remains due and unpaid pursuant to Sections 3.1, 3.2 and 3.3 of this Agreement. The purchase price for BDI's rights shall be the fair market value thereof at the time of any Insolvency Event. The OIP Group shall receive a credit against payment of such purchase price in the amount of the unpaid balance due the OIP Group under this Agreement.

13. Breach of Agreement; Remedies. If any Party to this Agreement believes another Party has materially breached any provision of this Agreement, the Party alleging the breach shall deliver notice to the other Party, specifying the nature of the alleged breach. The Party alleged to be in breach shall have sixty
(60) days from the date of mailing of such notice in which to attempt to cure the alleged breach. During such sixty (60) day period, any Party may request a personal meeting between the Parties in which to negotiate in good faith to attempt to resolve the dispute. If such negotiations are unsuccessful and the alleged breach has not been cured by the end of such sixty (60) day period, the Party alleging the breach may pursue any and all rights and remedies that it has under this Agreement, at law or in equity, in any judicial or arbitration proceedings.

14. LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES WERE FORESEEN OR UNFORESEEABLE; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION OF LIABILITY SHALL NOT LIMIT THE INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN. IN ALL EVENTS, THE CUMULATIVE LIABILITY OF THE OIP GROUP TO THE BSML GROUP FOR ANY LOSS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL AMOUNT RECEIVED FROM OR TO BE PAID TO THE OIP GROUP UNDER SECTIONS 3.1, 3.2 AND 3.3 OF

THIS AGREEMENT, EXCEPT IN THE CASE OF A LOSS ARISING OUT OF FRAUD OR DELIBERATE MISREPRESENTATION OF FACT BY THE PARTY FROM WHOM SUCH LOSSES ARE SOUGHT TO BE RECOVERED.

15. Miscellaneous.

           15.1 Expenses. Each Party shall bear its own legal fees and other expenses incurred by it in connection with the negotiation of this Agreement and the carrying out of the transaction contemplated hereby.

           15.2 Additional Actions and Documents. Each Party agrees to perform such additional acts and to execute such additional documents as are reasonably necessary to carry out the transactions contemplated by this Agreement and to assist BDI to obtain, perfect and protect its interest in the Transferred Assets.

           15.3 Notice. All notices between the parties shall be in writing and shall be sent by certified or registered mail or commercial overnight delivery service, with provisions for a receipt, to the address of the other party listed below (or to such other address as a party may furnish to the other in writing):



           For OIP Group:              Mr. R. Eric Montgomery
                                       Oraceutical LLC
                                       815 Pleasant St.
                                       Lee, MA  01238
                                       (413) 528-5070
                                       (413) 537-9725 (fax)

           with a copy to:             Peter D. McDermott, Esq.
                                       Banner & Witcoff, Ltd.
                                       28 State Street
                                       28th Floor
                                       Boston, MA  02109
                                       (617) 720-9600
                                       (617) 720-9601 (fax)

           For BSML and BDI:           Mr. John Reed
                                       Mr. Nhat Ngo
                                       BriteSmile, Inc.
                                       490 North Wiget Lane
                                       Walnut Creek, CA  94598
                                       (925) 279-2865
                                       (925) 941-6266 (fax)
           with a copy to:             Jeffrey M. Jones, Esq.
                                       Durham Jones & Pinegar
                                       111 East Broadway
                                       Suite 900
                                       Salt Lake City, Utah  84111
                                       (801) 415-3000
                                       (801) 415-3500 (fax)

           and                         Joseph A. Mahoney, Esq.
                                       Mayer, Brown, Rowe & Maw
                                       190 South LaSalle
                                       Chicago, IL  60603
                                       (312) 701-8979
                                       (312) 706-8530 (fax)

           15.4 Entire Agreement; Amendment; Waiver. This Agreement, together with the Exhibits hereto, and the additional documents required to be delivered at the Closing pursuant hereto, constitutes the complete agreement between the Parties and supersedes all previous representations, written or oral, with respect to the Technology or other subject matter of this Agreement, including the MOU. Except as otherwise expressly provided herein, this Agreement may be modified or amended only by a writing signed by duly authorized representatives of all Parties. The waiver by any Party of any default or breach of this Agreement, or any obligation hereunder, shall be ineffective unless in writing, and shall not constitute a waiver of any subsequent breach or default. No failure to exercise any right or power under this Agreement or to insist on strict compliance by another Party shall constitute a waiver of the right in the future to exercise such right or power or to insist on strict compliance.

           15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to any law regarding conflicts of laws. The parties consent to the jurisdiction and venue of Delaware state and federal courts in any action arising out of this Agreement. In any legal action arising out of this Agreement, the prevailing party shall be entitled to an award of its costs and reasonable attorneys' fees.

           15.6 Cumulative Remedies. All rights and remedies provided in this Agreement, at law or in equity are cumulative.

           15.7 Severability. If any term of this Agreement is held invalid or unenforceable by a court or arbitrator of competent jurisdiction, such terms shall be reduced or otherwise modified by such court or arbitrator to the minimum extent necessary to make it valid and enforceable. If such term cannot be so modified, it shall be severed and the remaining terms of this Agreement shall be interpreted in such a way as to give maximum validity and enforceability to this Agreement.

           15.8 Binding Effect; Assignment. This Agreement is binding upon the parties and their respective successors, representatives and assigns. No Party may assign this Agreement or any of their obligations or rights hereunder without prior written consent of BDI.

           15.9 Force Majeure. No Party shall be liable for any failure or delay in performing hereunder, if such failure or delay is due to war, strike, government requirements, acts of nature, acts or omissions of carriers, or other cause(s) beyond its reasonable control.

           15.10 Counterparts. This Agreement may be executed in counterparts, and all counterparts shall be deemed to be one and the same agreement.

           15.11 No Agency. The Parties are independent contractors, and this Agreement shall not be construed to create any agency or partnership between them. No Party has authority to bind the other, to incur any liability or act on behalf of the other, or to direct the other's employees.

                   [Remainder of Page Intentionally Left Bank.
                            Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                                     ------------------------------------------
                                     R. Eric Montgomery, an individual

                                     ORACEUTICAL INNOVATIVE PROPERTIES, LLC,
                                     a Delaware limited liability company



                                     By:       ________________________________
                                     Title:    ________________________________


                                     ORACEUTICAL LLC, a Delaware limited
                                     liability company



                                     By:       ________________________________
                                     Title:    ________________________________


                                     ORACEUTICAL ACQUISITION LLC, a Delaware
                                     limited liability company



                                     By:       ________________________________
                                     Title:    ________________________________


                                     BRITESMILE, INC., a Utah corporation



                                     By:       ________________________________
                                     Title:    ________________________________


                                     BRITESMILE DEVELOPMENT, INC., a Delaware corporation



                                     By:       ________________________________
                                     Title:    ________________________________

LIST OF EXHIBITS

Exhibit A: Side Agreement
Exhibit B: OAC IP description
Exhibit C: OAC Patent Assignment
Exhibit D: BDI IP description
Exhibit E: Static Mixer Patent License
Exhibit F: BDI Patent Assignment
Exhibit G: XXXXXXXX
Exhibit H: PSC LOI
Exhibit I: The OIP Group Disclosure
Exhibit J: P&G Standstill Agreement
Exhibit K: Bill of Sale
Exhibit L:           OAC Operating Agreement
Exhibit M: Assignment of licenses and rights assigned to OAC
Exhibit N: Permitted Field Assignment
Exhibit O: BDI Consulting Agreement
Exhibit P: B&W legal opinion
Exhibit Q: OAC Patent License Agreement
Exhibit R: Registration Rights Agreement
Exhibit S: BriteSmile Guaranty
Exhibit T: Consulting Agreement






* Redacted pursuant to a Request for Confidential Treatment filed with the SEC.